                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No.__)

Filed by the Registrant[X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                               SENSAR CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     ------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

     ------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

     ------------------------------------------------
     5)   Total fee paid:

     ------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or The Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

     ------------------------------------------------
     3)   Filing Party:

     ------------------------------------------------
     4)   Date Filed:

     ------------------------------------------------

                               SENSAR CORPORATION
                        136 EAST SOUTH TEMPLE, SUITE 2325
                           SALT LAKE CITY, UTAH 84111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 10, 2001

TO THE SHAREHOLDERS OF SENSAR CORPORATION:

     The 2001 annual meeting of the shareholders (the "Annual Meeting") of Sensar Corporation (the "Company") will be held at the Alta Club, 100 East South Temple, Salt Lake City, Utah 84111, on October 10, 2001. The Annual Meeting will convene at 10:00 a.m., local time, to consider and take action on the following proposals:

     (1) To elect four directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified; and

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     ONLY OWNERS OF RECORD OF THE COMPANY'S COMMON STOCK, $0.001 PAR VALUE, OUTSTANDING AS OF THE CLOSE OF BUSINESS ON AUGUST 27, 2001 (THE "RECORD DATE"), WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.

     HOLDERS OF AT LEAST ONE-THIRD OF THE TOTAL VOTING INTEREST FOR SHARES OF COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE ON THE RECORD DATE MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.

     THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.


                                        SENSAR CORPORATION
                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Mickey Hale

                                        Mickey Hale, Secretary

Salt Lake City, Utah
Dated: August 31, 2001

                                    IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 SPECIAL REQUEST

IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, NOMINEE, OR OTHER INSTITUTION, ONLY IT CAN VOTE YOUR SHARES. PLEASE CONTACT PROMPTLY THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED.

                               SENSAR CORPORATION
                        136 EAST SOUTH TEMPLE, SUITE 2325
                           SALT LAKE CITY, UTAH 84111

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of Sensar Corporation (the "Company"), to be voted at the annual meeting of shareholders to be held at the Alta Club, 100 East South Temple, Salt Lake City, Utah 84111, on October 10, 2001, at 10:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed proxy, at the Annual Meeting the proxy will be voted:

     (1) FOR THE ELECTION OF THE FOUR NOMINEES OF MANAGEMENT SET FORTH HEREIN AS DIRECTORS OF THE COMPANY, TO SERVE AS DIRECTORS UNTIL THE EXPIRATION OF THEIR RESPECTIVE TERMS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED; AND

     (2) IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS ACTING AS PROXIES ON ANY OTHER MATTERS PRESENTED FOR A VOTE.

     The enclosed proxy, even though executed and returned to the Company, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the secretary of the Company, by submitting a new proxy bearing a later date, or by voting in person at the Annual Meeting. If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the board of directors' recommendations as set forth above.

     The entire expense of this proxy solicitation will be borne by the Company. In addition to this solicitation, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, by telephone, or in person. This proxy statement and form of proxy were first mailed to stockholders on or about August 31, 2001.

     Only holders of the Company's 6,562,546 shares of common stock, par value $0.001, (the "Common Stock") issued and outstanding as of the close of business on August 27, 2001 (the "Record Date"), will be entitled to vote at the Annual Meeting. Holders of at least one-third of the total voting interest for shares of Common Stock on the Record Date and entitled to vote must be represented at the Annual Meeting to constitute a quorum for conducting business.

     All properly executed and returned proxies, as well as shares represented in person at the Annual Meeting, will be counted for purposes of determining if a quorum is present, whether the proxies are instructed to abstain from voting or consist of broker non-votes. Under Nevada corporate law and the Company's articles of incorporation and bylaws, the election of directors requires a vote by a plurality of the shares present at the Annual Meeting. All other matters, except certain specified extraordinary matters, are considered approved by the shareholders if approved by at least a majority of the shares constituting a quorum at a meeting of the shareholders. Therefore, abstentions and broker non-votes have the same legal effect as a vote against a proposal other than the election of directors.

                           PROPOSAL TO ELECT DIRECTORS

GENERAL

     The Company's articles of incorporation provide that the board of directors shall be divided into three classes, with each class as equal in number as practicable. One class is to be elected each year for a three-year term. Due to the resignations of certain former directors, all four of the recently appointed directors of the Company have been nominated for election at the Annual Meeting. In order to apportion the directors into classes as equal in number as possible, one director will be elected to serve a one-year term, two directors will be elected to each serve a two-year term, and one director will be elected to serve a three-year term. The board of directors has nominated Mickey Hale to serve for a term expiring at the annual meeting to be held in 2002, Steven P. Strasser and Simon J. Constantine each to serve for a term expiring at the annual meeting to be held in 2003, and Andrew C. Bebbington to serve for a term expiring at the annual meeting to be held in 2004, in each case until their respective successors shall have been elected and qualified. Beginning with the annual meeting to be held in 2002, the board of directors intends to nominate directors for election to three year terms. The officers of the Company are elected at the annual meeting of the board of directors to hold office at the pleasure of the board, subject to their employment agreements.

     It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named below as directors of the Company, except as otherwise specified in the proxy. In the event any nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person as may be designated by the board of directors. Biographical information follows for the persons nominated. The information concerning the nominees has been furnished by them to the Company.

DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

     The board of directors' nominees for election as directors of the Company at the Annual Meeting are Andrew C. Bebbington, Steven P. Strasser, Simon J. Constantine, and Mickey Hale. The following table sets forth certain information concerning the nominees and the executive officers of the Company. There is no family relationship among the officers and directors of the Company.

                                      Year
                              --------------------
                              Director    Term to                   Business Experience During Past
        Name            Age    Since     Expire(1)                  Five Years and Other Information
---------------------   ---   --------   ---------   -------------------------------------------------------------
Steven P. Strasser       53     1999       2003      Chief Executive Officer and a Director of the Company. Mr.
                                                     Strasser was appointed a director of the Company in April
                                                     1999 and Chief Executive Officer in January 2001. Since
                                                     1987, Mr. Strasser has been engaged in stock and venture
                                                     capital investments on his own behalf. Mr. Strasser served as co-chairman of Modula Computer from 1980 to 1987. Mr.
                                                     Strasser received his bachelor of science degree in
                                                     economics from the University of Utah in 1970 and a masters of business administration from Columbia University in 1972.

                                      Year
                              --------------------
                              Director    Term to                   Business Experience During Past
        Name            Age    Since     Expire(1)                  Five Years and Other Information
---------------------   ---   --------   ---------   -------------------------------------------------------------
Andrew C. Bebbington     41     2001       2004      Chief Operating Officer and a Director of the Company. Mr.
                                                     Bebbington, was appointed as a director and chief operating officer of the Company in January 2001. Mr. Bebbington was employed as a consultant to the Company from April 1999
                                                     until his appointment to the board in January 2001. Mr.
                                                     Bebbington also served as a Director and Chief Executive
                                                     Officer of the Company from November 1997 to April 1999. Mr.
                                                     Bebbington was formerly president of Neslab Instruments Inc.
                                                     for a period of six years, as well as serving on the board of directors of Life Sciences International plc until its
                                                     purchase by Thermo Electron, Inc., in March 1997. Mr.
                                                     Bebbington is a graduate of the London School of Economics and is a Chartered Accountant.

Mickey Hale              53     1999       2002      Secretary and a Director of the Company. Ms. Hale was
                                                     appointed a director of the Company in May 1999 and
                                                     Secretary of the Company in January 2001. Ms. Hale has been president and chief executive officer of Imperial
                                                     Development Corporation and related travel services and real estate entities since 1990.

Simon J. Constantine     42     2001       2003      Director of the Company. Mr. Constantine was appointed a
                                                     director of the Company in January 2001. Mr. Constantine has been Executive Chairman of Auto Online Limited since 1999.
                                                     Mr. Constantine has made a number of venture capital
                                                     investments on his own behalf since 1997. From 1987 to 1997,
                                                     Mr. Constantine served in multiple positions with Life
                                                     Sciences International plc, including Finance Director,
                                                     Acquisitions and Finance Director, and Chief Operating
                                                     Officer - Europe and Asia Pacific. He has also been a
                                                     director of Bioquell plc since 1999. Mr. Constantine holds a degree in mathematics from Oxford University and is a
                                                     Chartered Accountant.

-------------------

(1) The year given for the expiration of the term of each director gives effect to the election of such director to the term as proposed herein.

VOTE REQUIRED

     Directors are elected by the affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Annual Meeting. That is, directors receiving the largest number of votes will be elected to fill the open positions. Abstentions and broker non-votes will not be counted in the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES SET FORTH ABOVE, TO SERVE IN SUCH CAPACITIES UNTIL THE EXPIRATION OF THEIR TERM AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, PROXIES WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS


     The current committees of the Company's board of directors include an Audit Committee and an Executive Compensation Committee.

     The function of the Audit Committee is to provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee was formed in June 2000 and was initially composed of former directors. The Audit Committee currently consists of Simon J. Constantine and Mickey Hale, who were appointed in January 2001. The Audit Committee did not meet together formally during the remainder of 2000, but has held two meetings to date in 2001.

     The functions of the Executive Compensation Committee are to monitor and approve changes, as appropriate, to the salaries of the principal officers of the Company. The Executive Compensation Committee also administers the Company's option and other benefit plans. The Executive Compensation Committee was formed in February 2001 and currently consists of Steven P. Strasser, Simon J. Constantine, and Mickey Hale. Prior to the establishment of the Executive Compensation Commission, executive compensation was overseen by the entire board of directors of the Company, which consisted of one member of senior management and two outside directors who were not employees of the Company.

     The board of directors met four times in 2000. During 2000, each incumbent director attended 75% or more of the total number of meetings of the board of directors and the committees of the board of directors on which he or she served that were held during the periods he or she served.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The table below sets forth information, as of August 10, 2001, as to each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the Company's outstanding common stock, and information as to the ownership of the Company's common stock by each director and named executive officer and by the directors and executive officers as a group.

           Name and Address                   Nature of          Number of
        of Beneficial Owners(1)               Ownership        Shares Owned       Percent(2)
--------------------------------------     ---------------     ------------     --------------
Principal Shareholder:
     Howard S. Landa(3)                    Common stock(4)         56,076            0.9%
                                           Options                500,000            7.1%
                                                                 --------
                                           Total                  556,076            7.9%

Named Executive Officers and Directors
     Steven P. Strasser                    Common stock                 0            0.0%
                                           Options                200,000            3.0%
                                                                 --------
                                           Total                  200,000            3.0%

     Mickey Hale                           Common stock            12,500            0.2%
                                           Options                 75,000            1.1%
                                                                 --------
                                           Total                   87,500            1.3%

     Andrew C. Bebbington                  Common stock                 0            0.0%
                                           Options                200,000            3.0%
                                                                 --------
                                           Total                  200,000            3.0%

     Simon J. Constantine                  Common stock(5)          7,600            0.1%
                                           Options                 75,000            1.1%
                                                                 --------
                                           Total                   82,600            1.2%

All Executive Officers and Directors       Common stock            20,100            0.3%
     as a Group (four persons)             Options                550,000            7.7%
                                                                 --------
                                           Total                  570,100            8.0%

-------------------

(1) Except as otherwise indicated, to the best knowledge of the Company, all stock is owned beneficially and of record by the indicated person, and each shareholder has sole voting and investment power. Unless otherwise indicated in these footnotes, the mailing address of each beneficial owner listed is 136 East South Temple, Suite 2325, Salt Lake City, Utah 84111.

(2) The percentages shown are based on 6,562,546 shares of common stock of the Company issued and outstanding as of August 10, 2001. The percentages shown for options assume the exercise of all options held solely by that individual and a corresponding increase in the issued and outstanding common stock. The percentage shown for total holdings assumes the exercise of all options held by the individual and a corresponding increase in the issued and outstanding common stock. All outstanding options of the Company are currently exercisable.

(3) Mr. Landa resigned as chief executive officer and from the board of directors on January 16, 2001. The mailing address for Mr. Landa is 50 West Broadway, Suite 501, Salt Lake City, Utah 84101.

(4) These shares are held by the spouse and children of Mr. Landa and a limited liability company in which Mr. Landa is a minority owner. Mr. Landa disclaims direct beneficial ownership and control of these shares.

(5) These shares are beneficially owned by Mr. Constantine's spouse. Mr. Constantine disclaims beneficial ownership and control of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during 2000 all persons subject to the reporting requirements of
Section 16(a) filed the required reports on a timely basis, except that a Form 5 was filed late by Brian B. Lewis, a former director of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation awarded to, earned by, or paid to the chief executive officer of the Company, who is referred to as the "named executive officer". No other executive officer of the Company received compensation in excess of $100,000 for the periods indicated.

SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation
                                                                   -----------------------------------
                                         Annual Compensation                 Awards            Payouts
                                     ---------------------------   -------------------------   -------
       (a)                (b)         (c)       (d)       (e)         (f)          (g)           (h)            (i)
                                                        Other                   Securities
                                                        Annual     Restricted   Underlying
                                                        Compen-      Stock       Options/       LTIP         All Other
    Name and                         Salary    Bonus   sation(1)    Award(s)       SARs        Payouts     Compensation
Principal Position        Year         ($)      ($)       ($)         ($)          (#)           ($)            ($)
--------------------   -----------   -------   -----   ---------   ----------   ------------   -------    ---------------
Howard S. Landa,       12/31/00(2)   $88,000     $0     $ 3,985       $0                0        $0       $(3,908,810)(3)
  CEO and Chairman     12/31/99(2)   $66,585     $0     $     0       $0        1,000,000(4)     $0       $  3,908,810(3)
  of the Board until
  January 16, 2001

-------------------

(1) These amounts reflect the benefit to the named executive officer of amounts paid by the Company for health insurance.

(2) Mr. Landa accepted the positions of chief executive officer and a member of the board of directors effective April 21, 1999. Mr. Landa was not previously an employee of the Company. The foregoing table reflects amounts paid, awarded, or accrued for Mr. Landa from April 21, 1999, to December 31, 2000. Mr. Landa resigned as chief executive officer and from the board of directors on January 16, 2001. With his resignation, Mr. Landa waived his rights to options to acquire 500,000 shares of common stock at $2.00 per share. Steven P. Strasser was appointed chief executive officer on January 16, 2001. Mr. Strasser will be paid $96,000 per year and with his appointment as chief executive officer he received additional options to acquire 250,000 shares of common stock at $2.00 per share.

(3) This 1999 amount represents Mr. Landa's share of the deferred compensation pool accrued during the year ended December 31, 1999. With the decrease in market capitalization between December 31, 1999 and December 5, 2000, amounts previously accrued under the deferred compensation plan were reversed. As described in Note (4) below, Mr. Landa forfeited his interest in this plan on December 5, 2000 when options to acquire 800,000 shares of common stock were approved by shareholders.

(4) Of these options granted, 800,000 were subject to stockholder approval, which approval was sought and obtained on December 5, 2000. With this approval by the stockholders, Mr. Landa forfeited his interest in the Company's deferred compensation plan described in Note (3) above. Upon his resignation as chief executive officer and a director of the Company on January 16, 2001, Mr. Landa waived his rights to options to acquire 500,000 shares of common stock as disclosed in Note (2) above. The options granted to Mr. Landa in 1999 are immediately exercisable, and have a weighted average exercise price of $2.00.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     There were no stock options or stock appreciation rights granted by the Company during the year ended December 31, 2000. Certain options that were granted in November 1999 (and reported in Item 11 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999) were approved by shareholders at a special meeting on December 5, 2000.

     The following table sets forth the information concerning the options exercised by the named executive officer during the year ended December 31, 2000, and the value of unexercised options as of December 31, 2000.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

        (a)                  (b)                (c)                    (d)                 (e)
                                                                    Number of
                                                                   Securities           Value of
                                                                   Underlying          Unexercised
                                                                   Unexercised         In-the-Money
                                                                  Options/SARs at     Options/SARs at
                                                                    FY End (#)           FY End ($)
                      Shares Acquired                               Exercisable/        Exercisable/
       Name            on Exercise(#)     Value Realized ($)       Unexercisable       Unexercisable
-------------------   ---------------     ------------------      ---------------     ---------------
Howard S. Landa             0                     $0                1,000,000/0            $0/$0

     At December 31, 2000, the Company had options outstanding to acquire 2,495,256 shares of common stock at a weighted-average exercise price of $2.25, all of which were exercisable.

     In May 2001, the stock options held by the current officers and members of the board of directors of the Company were restructured. Prior to the changes, these individuals held options to acquire an aggregate of 1,303,056 shares of common stock at prices ranging from $1.50 to $2.50 per share and expiring in 2002. The options held by these individuals were modified by reducing the number of shares subject to the options to 550,000 and by reducing the exercise price of the options to $0.46 per share, the average closing price of the Company's common stock for the five trading days prior to the change. The expiration date of the options was extended to May 2004. Other options to acquire 760,000 shares of common stock held by individuals no longer associated with the Company were not modified. These options are primarily exercisable at $1.50 to $2.50 per share and primarily expire between April and November 2002.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company had an employment contract with Howard S. Landa with an initial term through December 31, 2002, that provided for monthly compensation of $8,000. On January 16, 2001, the Company entered into a Transition Agreement with Mr. Landa and the remaining members of the board of directors. Under this agreement, Mr. Landa resigned as chief executive officer and from the board of directors of the Company, and waived his rights to options to acquire 500,000 shares of common stock. Under the Transition Agreement, Steven P. Strasser was appointed chief executive officer of the Company. Subsequent to Mr. Strasser's appointment, Andrew C. Bebbington was appointed chief operating officer of the Company and to the board of directors on January 18, 2001.

     In connection with their appointments, the Company entered into employment agreements with Mr. Strasser and Mr. Bebbington. These agreements have initial terms that expire January 14, 2002, but renew automatically so there is always an unexpired one-year term. The employment agreements require the employee to devote such time, attention, and services as may be required to perform faithfully the duties assigned by the board of directors, although the agreements do not anticipate that such duties will require the executive's full business time. The agreements prohibit the executive from competing in any fashion with the Company during the term of the agreement and for one year subsequent to termination, and prohibit disclosure or use by the executive of trade secrets or other confidential information of the Company for a period of three years subsequent to termination.

     The employment agreements provide for annual compensation of $96,000 and $144,000 for the chief executive officer, and chief operating officer, respectively, plus normal benefits for vacation, sick leave, and health, medical, and disability insurance.

     In connection with his appointment as chief executive officer, Mr. Strasser received additional options to acquire 250,000 shares of common stock with an exercise price of $2.00 per share, resulting in aggregate options to acquire a total of 500,000 shares of common stock. In connection with his employment agreement as chief operating officer, Mr. Bebbington waived his right to options to acquire 150,000 shares of common stock with an exercise price of $2.00 per share, which decreased his options to 503,056 with a weighted-average exercise price of $2.00 per share. In May 2001, the stock options held by Mr. Strasser and Mr. Bebbington were restructured by reducing the number of shares subject to the options held by each of them to 200,000 and by reducing the exercise price of the options to $0.46 per share, which was the average closing price of the Company's common stock for the five trading days prior to the change.

     In the event that the executive is disabled or dies during the term of his employment agreement, he is entitled to his base salary for a period of 90 days. The employment agreements can be terminated by the Company for cause by showing that the executive has materially breached the terms of the employment agreement, that the executive, in the reasonable determination of the board of directors, has been grossly negligent or engaged in material willful or gross misconduct in the performance of his duties, or that the executive has committed or been convicted of fraud, embezzlement, theft, dishonesty, or other criminal conduct against the Company. On the sale or transfer of all or substantially all of the assets of the Company, the merger of the Company into another entity, the termination of the business of the Company, a change in control of the Company, or the continued breach by the Company of the employment agreement after 20 days written notice, the executive has the right to terminate the employment agreement. In the event of a termination of the employment agreement other than by the Company for cause, the executive will receive an amount equal to the amount of salary that would otherwise accrue to the executive during the remaining employment period, a one-year period.

     The Company agrees to indemnify the executives and hold them harmless from liability for acts or decisions made by the executive in connection with providing services to the Company to the greatest extent permitted by law. The Company has an obligation to use its best efforts to maintain officer's and director's insurance covering the executive. Each of the executives agrees to indemnify the Company and hold it harmless from liabilities arising from their acts or omissions in violation of their duties under the employment agreements that constitute fraud, gross negligence, or willful and knowing violations.

DEFERRED COMPENSATION PLAN

     The Company adopted a deferred compensation plan on June 24, 1999, when the strategy to identify potential acquisitions was being implemented. Under the terms of the plan, Mr. Landa received a 30% interest in the compensation pool, the outside directors were each granted a 3% interest, and consultants to the Company were granted a 2% interest.

     The deferred compensation pool consisted of two components: (a) an increasing percentage of 3% to 7-1/2% of the net income of the Company subsequent to March 31, 1999, in excess of $2 million, excluding gains on the sale of the technologies then held by the Company and excluding compensation charges related to the granting of options, but including 75% of any net unrealized gain on investments made by the Company in marketable securities subsequent to March 31, 1999; and (b) an amount equal to 7-1/2% of any increase in the market capitalization of the Company above $13.4 million that is in excess of 150% of the increase in the Russell 2000 Index over the same period. The maximum amount permitted to be included in the compensation pool under these two components is $25 million and $50 million, respectively. The deferred compensation pool was to be fixed at December 31, 2002, or, if sooner, on any change of control. In the event of a change of control, the deferred compensation pool was not to be less than $5 million. The pool was required to be paid in cash unless payment in stock of the Company has been approved by the shareholders. Each of the holders of interests in the deferred compensation plan agreed to relinquish their interest in the plan upon stockholder approval of options granted to them by the board of directors. On December 5, 2000 at a special meeting of stockholders, those options were approved by shareholders. The deferred compensation plan was terminated, and the participants abandoned their interests in the plan.

COMPENSATION OF DIRECTORS

     The Company compensates its outside directors for service on the board of directors by payment of $1,000 for each board meeting attended and reimbursement of expenses incurred in attending board meetings. The Company does not separately compensate its board members who are also employees of the Company for their service on the board. Each of the members of the board have received options to acquire shares of stock at a weighted-average exercise price of $2.00 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Company did not have a compensation committee during the year ended December 31, 2000. The entire board, other than the particular individual executive officer involved, participated in the setting of compensation for senior management. On February 8, 2001, the Executive Compensation Committee was formed consisting of Mr. Strasser, Ms. Hale, and Mr. Constantine.

REPORT ON EXECUTIVE COMPENSATION

     Management compensation is currently overseen by the Executive Compensation Committee of the board of directors of the Company. The Executive Compensation Committee consists of one member of senior management and two outside directors who are not employees of the Company. Prior to February 2001, executive compensation was overseen by the entire board of directors of the Company, which also consisted of one member of senior management and two outside directors who were not employees of the Company. The functions of the Executive Compensation Committee are to monitor and approve changes, as appropriate, to the salaries of the principal officers of the Company. The Executive Compensation Committee also administers the Company's option and other benefit plans.

     COMPENSATION PHILOSOPHY. The Executive Compensation Committee recognizes the need to attract and retain qualified executives with appropriate experience and technical capabilities. Compensation programs reflect this challenging environment and are made up of two critical elements; a competitive salary and a medium- to long-term incentive program based on the increase of shareholder value over time.

     CHIEF EXECUTIVE COMPENSATION. During the year ended December 31, 2000, the Company had an employment contract with Howard S. Landa that provided for monthly compensation of $8,000. The employment agreement with Mr. Landa has been terminated. In January 2001, the Company entered into an employment agreement with Mr. Steven P. Strasser as the Company's new chief executive officer. This agreement has an initial term that expires January 14, 2002, but renews automatically so there is always an unexpired one-year term. Monthly compensation under this agreement is also $8,000. This salary is fixed for the term of the agreement.

     STOCK OPTION COMPENSATION. In addition to base compensation, executive officers have been granted options to purchase common stock of the Company. During 1999, Mr. Landa had been granted options to purchase 1,000,000 shares of common stock at a weighted average exercise price of $2.00 per share. Upon his resignation in January 2001, Mr. Landa relinquished one half of these options. At the date of his appointment as the new chief executive officer, Mr. Strasser's options were increased to 500,000 with an average exercise price of $2.00 per share. At the date of his appointment as the chief operating officer, Mr. Bebbington's outstanding options were decreased to 503,056 also with an average exercise price of $2.00 per share. In May 2001, the options held by Messrs. Strasser and Bebbington were restructured reducing the number of shares subject to the options to 200,000 for each officer and by reducing the exercise price of the options to $0.46 per share, the average trading price of the Company's common stock for the five trading days prior to the change. The number of options granted to each executive officer is determined by analysis of each individual's salary and responsibiltiy.


                                        Executive Compensation Committee:
                                             Steven P. Strasser
                                             Simon J. Constantine
                                             Mickey Hale

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In anticipation of the proposed merger with Net2Wireless, which required that the Company's liabilities not exceed $50,000, the Company entered into an indemnification agreement with Howard S. Landa. Under that agreement, Mr. Landa agreed to indemnify the Company for any costs arising out of an action entitled, EDGAR LEE, ET AL. V. SENSAR CORPORATION, filed in the Fourth Judicial District Court in Utah County, Utah, Civil No. 990403473, subsequent to March 1, 2000, including costs of defense and the payment of any settlement or judgment. Under the terms of the indemnification agreement, the Company transferred to Mr. Landa the assets held by the Company's subsidiary, Eagle Lake Ventures, Inc., including the right to use that name, plus certain office furniture and equipment. These assets had a book value of $356,150 at the date of transfer, and included two minority investments in unrelated companies, with a total combined cost to the Company of $325,000. In addition, Mr. Landa agreed to assume the lease for the office space located at 50 West Broadway, Suite 501, Salt Lake City, Utah. Finally, Mr. Landa agreed to make any space that the Company would like to have at the Salt Lake City office available prior to the planned merger at no charge and thereafter, for a period of one year subsequent to the closing of the planned merger with Net2Wireless, at a cost of $1.00 per month. This agreement was approved by the board of directors of the Company but was not negotiated at arms-length. Because of the contingent nature of the litigation and the inability of the parties to predict the outcome at the time, it was uncertain at the time what the cost would have been to the Company to obtain similar benefits from an unrelated third-party.

     In addition to the indemnification agreement, Mr. Landa agreed to terminate the unexpired term of his employment agreement with the Company, to provide 100 hours of transitional services without charge to the Company and to forego his 30% interest in the compensation pool under the terms of the deferred compensation plan approved by the board of directors of the Company in June 1999, contingent upon approval by the stockholders of Mr. Landa's option to acquire 800,000 shares of common stock at $2.00 per share. That approval was sought and obtained on December 5, 2000.

     Andrew C. Bebbington was appointed chief operating officer and director of the Company on January 18, 2001. During 2000, Mr. Bebbington was a consultant to the Company. During 2000, the Company paid a total of $240,000 in consulting fees to Mr. Bebbington.

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's common stock to the Total Returns Index for the Nasdaq Stock Market (U. S. Companies) and an industry peer group. In fiscal years through and including the year ended December 31, 1999, the Company's principal operation was the manufacture and sale of analytical instrumentation. Accordingly, in fiscal years through December 31, 1999, the industry peer group selected by the Company was Standard Industrial Classification Group No. 382 entitled "Measuring and Controlling Devices." Since the disposal of the analytical instrumentation business, the Company's principal business activities has been limited to minority investments in other companies. For purpose of this performance graph, the Company has changed its industry peer group to companies in Standard Industrial Classification Group No. 679 entitled "Miscellaneous Investing." Both industry peer groups have been presented in the accompanying performance graph. The graph assumes that $100 was invested on June 30, 1996, in the Company's stock and the indices. It also assumes that dividends, if any, were reinvested when paid. The Company's fiscal year formerly ended on June 30, but was changed to December 31, effective December 31, 1996.

[Graphic Material Omitted: The Company's Shareholder Return Performance Graph is Described in Tabular Data Form Below]

                                           6/30/96      12/31/96      12/31/97      12/31/98     12/31/99      12/31/00
                                           -------      --------      --------      --------     --------      --------
The Company                                  100           119           32             3           121            2
Nasdaq Stock Market Total Return Index       100           109          133           188           349          210
Industry Peer Group (SIC code 679)           100           113          146           124           142           88
Industry Peer Group (SIC code 382)           100           108          123           110           255          195

AUDIT COMMITTEE REPORT

     The current members of the Audit Committee are Simon J. Constantine and Mickey Hale, each of whom is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this Proxy Statement.

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with management. The Audit Committee has also discussed with Grant Thornton LLP, the Company's independent auditors, the matters required to be discussed by SAS 61. The Audit Committee has also received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 and has discussed with Grant Thornton the matter of Grant Thornton's independence.

     Based on the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     Audit Committee:
          Simon J. Constantine
          Mickey Hale

AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for such year were $24,782.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Grant Thornton LLP did not render professional services to the Company relating to financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed for services rendered by Grant Thornton LLP for services rendered, other than audit services and financial information systems design and implementation services, for the fiscal year ended December 31, 2000 were $41,240.

     The Audit Committee has considered whether the provision of the other services described in the preceding paragraphs is compatible with maintaining Grant Thornton's independence.

     The Company has been advised that representatives of Grant Thornton LLP, the Company's independent accountants for 2000, will attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K to Shareholders is being furnished to Shareholders concurrently herewith. Exhibits to the Annual Report on Form 10-K will be furnished to Shareholders upon payment of photocopying charges.

                              SHAREHOLDER PROPOSALS

     It is anticipated that the next annual meeting of shareholders will be held during October of 2002. Shareholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 2002 annual meeting of shareholders of the Company, provided such proposals are received by the Company no later than May 3, 2002. The proposal must be in the form required by and subject to the other requirements of applicable rules of the Securities and Exchange Commission and be otherwise in compliance with the governing provisions of the articles of incorporation and bylaws of the Company.

     With respect to proposals other than for inclusion in the Company's proxy statement and form of proxy for the 2002 annual meeting, the Company will consider such a proposal timely if it is received no later than July 17, 2002. Any proxies solicited by the board of directors for the 2002 annual meeting may confer discretionary authority to vote on any proposal for which notice is not timely received.

                                  OTHER MATTERS

     Management does not know of any business other than that referred to in the Notice which may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

     In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending and voting at the Annual Meeting.


                                        By Order of the Board of Directors

                                        SENSAR CORPORATION

                                        /s/ Mickey Hale

                                        Mickey Hale, Secretary

Salt Lake City, Utah
August 31, 2001

                                   APPENDIX A

                               SENSAR CORPORATION
                             AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendation of the independent auditors.

     - Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     - Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     - Review accounting and financial human resources and succession planning within the company.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                      PROXY

                               SENSAR CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen P. Strasser and Andrew C. Bebbington proxies, with full power of substitution, to vote the shares of common stock of Sensar Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company ("Annual Meeting") to be held at the Alta Club, 100 East South Temple, Salt Lake City, Utah 84101, on October 10, 2001, at 10:00 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

     1. To elect the four nominees to serve as directors of the Company. / / FOR all four nominees
          / /  WITHHOLD AUTHORITY for all four nominees
          / / FOR all four nominees, except WITHHOLD AUTHORITY FOR THE NOMINEE(S) WHOSE NAME(S) IS (ARE) LINED THROUGH

          NOMINEES: STEVEN P. STRASSER, ANDREW C. BEBBINGTON, MICKEY HALE, AND SIMON J. CONSTANTINE

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

               FOR / /        AGAINST / /        WITHHOLD AUTHORITY / /


THE NOMINEES FOR DIRECTORS HAVE BEEN PROPOSED BY THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL NOMINEES. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIGN BELOW. THE "FOR" BOX MAY, BUT NEED NOT, BE CHECKED. TO WITHHOLD AUTHORITY FOR THE PROXIES TO VOTE FOR ANY OF THE NOMINEES, CHECK THE APPROPRIATE BOX AND LINE THROUGH THE NAME OF THE NOMINEE(S) FOR WHOM YOU WISH TO WITHHOLD YOUR VOTE.

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.


                                        Dated:
                                              ---------------------------


                                        ---------------------------------
                                        Signature


                                        ---------------------------------
                                        Signature (if held jointly)

                                        PLEASE MARK, SIGN, DATE, AND RETURN
                                        THIS PROXY TO:
                                             PROGRESSIVE TRANSFER COMPANY
                                             P.O. BOX 17561
                                             SALT LAKE CITY, UTAH 84117